Exhibit 1.7

BY-LAWS

OF

BTOP USA CORP.

ARTICLE I

IDENTIFICATION

Section 1.                                            Name.  The name of the corporation is BTOP USA Corp. (the “Corporation”).

Section 2.                                            Seal.  Upon the seal of the Corporation shall appear the name of the Corporation and the state and year of incorporation and the words “Corporate Seal.”

Section 3.                                            Offices.  The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.  The Corporation may also have other offices at such other places, either within or without the State of Delaware, as the Board of Directors of the Corporation may determine or as the activities of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.                                            Place of Meetings.  Meetings of the stockholders shall be held at such place, either within or without the State of Delaware, as may be fixed from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.                                            Annual Meeting.  The annual meeting of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders shall elect the members of the Board of Directors, and transact such other business as may properly be brought before it.

Section 3.                                            Special Meeting.  Special meetings of the stockholders may be called by the Board of Directors or the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors.  Such request shall state the purpose or purposes of the proposed meeting.

Section 4.                                            Notice and Waiver.  Written notice of a meeting of stockholders, stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days prior to such meeting to each stockholder of record entitled to vote at such meeting by leaving such notice with such person personally or by transmitting such notice with confirmed delivery (including, by telex, telecopier, cable or other form of recorded communication, provided that delivery of such notice in written form is confirmed) to such person’s residence or usual place of business, or by depositing such notice in the mails in a postage prepaid envelope addressed to such person at such person’s post office address as it appears on the corporate records of the Corporation.  Notice of any meeting of stockholders may be waived in writing by any stockholders entitled to vote at such meeting.  Attendance at a meeting by any stockholder shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 5.                                            Stockholder List.  The Secretary or such other officer who shall have been given charge of the stock ledger of the Corporation shall, at least ten days before each meeting of stockholders, prepare a complete alphabetically arranged list of the stockholders entitled to vote at the meeting, with the number of shares held by each.  Said list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall be available for inspection at the meeting.  Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting.

Section 6.                                            Quorum and Required Vote.  The holders of a majority of the stock entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders except as otherwise specially provided by these By-laws, by the Certificate of Incorporation of the Corporation or by applicable law.  The affirmative vote, at a meeting of stockholders duly held and at which a quorum is present, of a majority of the voting power of the shares represented at such meeting which are entitled to vote on the subject matter shall be the act of the stockholders, except as is otherwise specially provided by these By-laws, by the Certificate of Incorporation of the Corporation or by applicable law.  If less than a majority of such outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 7.                                            Voting.  Unless otherwise provided in the Certificate of Incorporation of the Corporation, each holder of voting stock shall be entitled to vote in person or by proxy at each meeting and shall have one vote for each share of voting stock registered in such person’s name.  However, no proxy shall be voted three years after the date thereof, unless the proxy provides for a longer period.

Section 8.                                            Action Without a Meeting.  An action which may be taken at a meeting of stockholders may be taken without a meeting, if a consent in writing, setting forth such action, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not so consented.

ARTICLE III

DIRECTORS

Section 1.                                            Number.  The number of directors who will constitute the entire Board of Directors shall not be less than one (1) nor more than ten (10).  The number of directorships at any time shall be that number most recently fixed by action of the sole incorporator, the Board of Directors or the stockholders, or absent such action, shall be the number of directors elected at the preceding annual meeting of stockholders, or the meeting held in lieu thereof, plus the number elected since any such meeting to account for any increase in the size of the Board of Directors.

Section 2.                                            Election.  Members of the initial Board of Directors as elected at the organization meeting shall hold office until the first annual meeting of stockholders and until their successors have been elected and qualified or until their earlier resignation or removal.  At each annual meeting of stockholders, directors shall be elected to hold office until their successors are elected and qualified or until their earlier resignation or removal.

Section 3.                                            Regular Meetings.  A regular meeting of a newly elected Board of Directors shall be held without other notice than this By-law, immediately after, and at the same place as, the annual meeting of stockholders.  Other regular meetings of the Board of Directors may be held without notice at such time and place as the Board of Directors may from time to time determine.

Section 4.                                            Other Meetings.  Other meetings of the Board of Directors may be called by the President on two days’ notice to each director, either personally, or by telephone, facsimile, telex, telegram or other form of recorded communication, or by mail.  Said notice may be waived by a written waiver signed by any director who does not receive notice of such meeting.  The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 5.                                            Quorum.  At all meetings of the Board of Directors a majority of directors then in office shall constitute a quorum for the transaction of business.  The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless a greater number is specifically required by these By-laws, by the Certificate of Incorporation of the Corporation or by applicable law.  A meeting may be adjourned by less than a quorum if a quorum is not present at the meeting.  A director may participate at a meeting of the Board of Directors by means of a conference telephone or similar communications equipment provided such equipment enables all directors at the meeting to hear one another.

Section 6.                                            Committees of Directors.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board of Directors may designate one or more directors as alternative members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Any such committee, but only to the extent provided in these By-laws or in a resolution of the Board of Directors and as permitted by law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters:  (a) approving or adopting, or recommending to the stockholders any action or matter expressly required by the General Corporation Law of the State of Delaware, or by the certificate of incorporation, to be submitted to stockholders for approval or (b) adopting, amending or replacing any of these By-laws.

Section 7.                                            Action Without Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if all members of the Board of Directors, or any such committee, as the case may be, consent thereto in writing and such written consent is filed with the minutes of proceedings of the Board of Directors, or any such committee, as the case may be.

Section 8.                                            Resignation and Removal.  Unless otherwise provided in any contract with the Corporation, any director may resign or be removed at any time by action in accordance with these By-laws, the Certificate of Incorporation of the Corporation and applicable law.  A director who intends to resign shall give written notice to the President or to the Secretary.  Removal of a director, with or without cause, may be effected by the affirmative vote of the holders of a majority of the stock entitled to vote thereon.

Section 9.                                            Vacancies.  Any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by action in accordance with these By-laws, the Certificate of Incorporation of the Corporation and applicable law.  A director elected to fill a vacancy shall be elected for the unexpired term of the predecessor and until a successor is duly chosen and qualified.

Section 10.                                      Compensation.  The directors may be reimbursed for any expenses incurred by them in respect of their attendance at any meeting of the Board of Directors or of any of its committees.  To the extent provided by resolution adopted by a majority of the entire Board of Directors, a director may be paid a stated salary as director and/or a fixed sum for attendance at each meeting at which he is present.  No payments or reimbursements described herein shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

OFFICERS

Section 1.                                            Election.  A President, a Secretary, and when deemed necessary by the Board of Directors, one or more Vice Presidents, a Treasurer and other officers and assistant officers, including a Chairman of the Board of Directors, shall be elected by the Board of Directors to hold office until their successors are elected and qualified or until their earlier removal or resignation.  With the exception of the offices of President and Secretary, more than one office may be held by the same person.

Section 2.                                            President.  The powers and duties of the President shall include active executive management of the operations of the Corporation, subject to the control of the Board of Directors, and responsibility for carrying out all orders and directions of the Board of Directors.  The President shall also preside at meetings of stockholders and directors, discharging all duties incumbent upon a presiding officer, and shall perform such other duties as the By-laws provide and as the Board of Directors may prescribe.

Section 3.                                            Vice President.  Vice Presidents, when elected, shall have such powers and perform such duties as the President or the Board of Directors may from time to time assign and shall perform such other duties as may be prescribed by these By-laws.  At the request of the President, any Vice President, so appointed, shall perform the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

Section 4.                                            Secretary.  The Secretary shall keep true and complete records of the proceedings of the meetings of the stockholders, the Board of Directors and any committees of directors and shall file any written consents of the stockholders, the Board of Directors and any committees of directors with the records of the Corporation.  It shall be the duty of the Secretary to be custodian of such records and of the seal of the Corporation.  The Secretary shall also attend to the giving of all notices and shall perform such other duties as these By-laws may provide or the Board of Directors may assign.

Section 5.                                            Assistant Secretary.  If one or more shall be elected, an Assistant Secretary shall have such powers and perform such duties as the President, Secretary or the Board of Directors may from time to time assign and shall perform such other duties as may be prescribed by these By-laws.  At the request of the Secretary, or in case of the Secretary’s absence or inability to act, an Assistant Secretary shall perform the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary.

Section 6.                                            Treasurer.  If one shall be elected, the Treasurer shall keep correct and complete records of account showing accurately at all times the financial condition of the Corporation.  The Treasurer shall also act as legal custodian of all moneys, notes, securities, and other valuables that may from time to time come into the possession of the Corporation, and shall promptly deposit all funds of the Corporation coming into the Treasurer’s hands in the bank or other depository designated by the Board of Directors and shall keep this bank account in the name of the Corporation.  Whenever requested by the Board of Directors, the Treasurer shall furnish a statement of the financial condition of the Corporation and shall perform such other duties as the By-laws may provide and the Board of Directors may assign.

Section 7.                                            Assistant Treasurer.  If one shall be elected, the Assistant Treasurer shall have such powers and perform such duties as the President, Treasurer or Board of Directors may from time to time assign and shall perform such other duties as may be prescribed by these By-laws.  At the request of the Treasurer, or in case of the Treasurer’s absence or inability to act, the Assistant Treasurer shall perform the duties of the Treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer.

Section 8.                                            Other Officers.  Such other officers as are appointed shall exercise such duties and have such powers as the Board of Directors may assign.

Section 9.                                            Transfer of Authority.  In case of the absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may transfer the powers or duties of that officer to any other officer or to any director or employee of the Corporation, provided that a majority of the entire Board of Directors approves.

Section 10.                                      Resignation and Removal.  Unless otherwise provided in any contract with the Corporation, any officer may resign or be removed at any time.  An officer who intends to resign shall give written notice to the President or to the Secretary.  Removal of an officer, with or without cause, may be effected by the Board of Directors.

Section 11.                                      Vacancies.  A vacancy occurring in any office may be filled for the unexpired portion of the term of office by the Board of Directors.

ARTICLE V

CAPITAL STOCK

Section 1.                                            Consideration and Payment.  The capital stock of the Corporation may be issued for such consideration, not less than the par value of any such stock expressed in dollars, as shall be fixed by the Board of Directors.  Payment of such consideration may be made, in whole or in part, in money, other tangible or intangible property, labor or services performed.  No certificate shall be issued for any share until the consideration therefor shall have been fully paid.

Section 2.                                            Stock Certificates.  Every holder of the capital stock of the Corporation shall be entitled to a certificate signed by or in the name of the Corporation by the Chairman of the Board, if any, or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer.  Any or all of the signatures on the certificate may be a facsimile.  Upon each such certificate shall appear such legend or legends as may be required by law or by any contract or agreement to which the Corporation is a party.  No certificate shall be valid without such signatures or legends as are required hereby.

Section 3.                                            Lost Certificate.  Whenever a person shall request the issuance of a certificate of stock to replace a certificate alleged to have been lost by theft, destruction or otherwise, the Board of Directors shall require that such person make an affidavit to the fact of such loss before the Board of Directors shall authorize the requested issuance.  Before issuing a new certificate the Board of Directors may also require a bond of indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost.

Section 4.                                            Transfer of Stock.  The Corporation or its transfer agent shall register a transfer of a stock certificate, issue a new certificate and cancel the old certificate upon presentation for the transfer of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer if there has been compliance with applicable tax laws relating to the collection of taxes and after the Corporation or its agent has discharged any duty to inquire into any adverse claims of which the Corporation or agent has notice.  Notwithstanding the foregoing, no such transfer shall be effected by the Corporation or its transfer agent if such transfer is prohibited by applicable law, by the Certificate of Incorporation of the Corporation or these By-laws or by any contract or agreement to which the Corporation is a party.

ARTICLE VI

DIVIDENDS AND RESERVES

Section 1.                                            Dividends.  Subject to any limitations or conditions contained in the Certificate of Incorporation of the Corporation, dividends may be declared by a resolution duly adopted by the Board of Directors and may be paid in cash, property or in shares of the capital stock of the Corporation.

Section 2.                                            Reserves.  Before payment of any dividend, the Board of Directors may set aside out of any funds available for dividends such sum or sums as the Board of Directors, in its absolute discretion, deems proper as a reserve fund to meet contingencies or for equalizing dividends or to repair or maintain property or to serve such other purposes conducive to the interests of the Corporation.

ARTICLE VII

SPECIFIC CORPORATE ACTIONS

All checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the Corporation; all deeds, mortgages and other written contracts and agreements to which the Corporation shall be a party; and all assignments or endorsements of stock certificates, registered bonds or other securities owned by the Corporation shall be signed by the Chairman of the Board, if any, the President or any Vice President and, if required by law, attested by the Secretary or an Assistant Secretary, unless otherwise directed by the Board of Directors or otherwise required by applicable law.

ARTICLE VIII

FISCAL YEAR

The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

ARTICLE IX

INDEMNIFICATION

Section 1.                                            Indemnification.

(a)                                  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

(b)                                 The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation,  partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)                                  To the extent that a present or former director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) hereof, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)                                 Any indemnification under subsections (a) and (b) hereof (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (a) and (b) hereof.  Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)                                  Expenses (including attorneys’ fees) incurred by a director, officer, employee or agent of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article IX.

(f)                                    The indemnification and advancement of expenses provided by, or granted pursuant to, the provisions of this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)                                 The Corporation is authorized, pursuant to the discretion of the Board of Directors, to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this Article IX.

(h)                                 For purposes of this Article IX, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)                                     For purposes of this Article IX, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article IX.

(j)                                     The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE X

AMENDMENT OF BY-LAWS

These By-laws may be altered, amended or repealed or new By-laws may be adopted by the stockholders entitled to vote thereon at any annual or special meeting of stockholders or by the Board of Directors at any meeting of the Board of Directors, provided that notice of such amendment, repeal or adoption of new By-laws be included in the notice of such meeting.